Exhibit 99.1
Core Scientific Announces Proposed Convertible Senior Notes Offering

December 2, 2024

AUSTIN, Texas-- Core Scientific, Inc. (NASDAQ: CORZ) (“Core Scientific” or the “Company”), a leader in digital infrastructure for bitcoin mining and high-performance computing, today announced its intention to offer, subject to market and other conditions, $500 million aggregate principal amount of convertible senior notes due 2031 (the “notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Core Scientific also expects to grant the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $75 million principal amount of notes.
The notes will be senior, unsecured obligations of Core Scientific, will accrue interest payable semi-annually in arrears and will mature on June 15, 2031 unless earlier converted, redeemed or repurchased. Noteholders will have the right to convert their notes in certain circumstances and during specified periods. Core Scientific will settle conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at Core Scientific’s election.

The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Core Scientific’s option at any time, and from time to time, on or after June 22, 2028 and on or before the 20th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Core Scientific’s common stock exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The notes will be subject to repurchase by Core Scientific for cash at the noteholders’ option on December 15, 2027. In addition, if certain corporate events that constitute a “fundamental change” occur, then, subject to a limited exception, noteholders may require Core Scientific to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date or fundamental change repurchase date.

The interest rate, initial conversion rate and other terms of the notes will be determined at the pricing of the offering.

Core Scientific intends to use the net proceeds from the offering for general corporate purposes, including working capital, operating expenses, capital expenditures, acquisitions of complementary businesses, or repurchases of its securities.

Exhibit 99.1
The offer and sale of the notes and any shares of Core Scientific’s common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of Core Scientific’s common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Core Scientific

Core Scientific, Inc. is a leader in digital infrastructure for digital assets mining and high-performance computing. We operate dedicated, purpose-built facilities for digital asset mining and are a premier provider of digital infrastructure to our third-party customers. We employ our own large fleet of computers (“miners”) to earn digital assets for our own account, we provide hosting services for large bitcoin mining customers and we are in the process of allocating and converting a significant portion of our nine operational data centers in Alabama (1), Georgia (2), Kentucky (1), North Carolina (1), North Dakota (1) and Texas (3), and our facility in development in Oklahoma to support artificial intelligence-related workloads under a series of contracts that entail the modification of certain of our data centers to deliver hosting services for high-performance computing.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “intend,” “will,” “expect,” “anticipate” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements include, but are not limited to, statements regarding the anticipated terms of the notes being offered, the completion, timing and size of the proposed offering and the intended use of the proceeds. Forward-looking statements represent Core Scientific’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of Core Scientific’s common stock and risks relating to Core Scientific’s business, including those described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”). Core Scientific may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offering or the notes or its ability to effectively apply the net proceeds as described above.

These statements are provided for illustrative purposes only and are based on various assumptions, whether or not identified in this press release, and on the current

Exhibit 99.1
expectations of the Company’s management. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including those identified in the Company’s reports filed with the SEC, and if any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Accordingly, undue reliance should not be placed upon the forward-looking statements. The Company does not assume any duty or obligation (and does not undertake) to update or supplement any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

Investors:
ir@corescientific.com

Media:
press@corescientific.com

For Core Scientific
Joseph Sala / Mahmoud Siddig
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449